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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Advantica Restaurant Group, Inc. and Denny's Holdings, Inc. on Form S-4 of our report on Advantica Restaurant Group, Inc. dated February 14, 2001, appearing in the Registration Statement No. 333-72658.

DELOITTE & TOUCHE LLP
/s/ Deloitte & Touche LLP

Greenville, South Carolina
March 25, 2002